Exhibit 10.14


                        ADMINISTRATIVE SERVICES AGREEMENT
                        ---------------------------------

            THIS ADMINISTRATIVE SERVICES AGREEMENT ("Agreement") is entered as of the 1st day of March 1999, between Leucadia Financial Corporation, a Utah corporation ("Leucadia"), HomeFed Corporation, a Delaware corporation ("HomeFed"), HomeFed Resources Corporation, a California corporation ("HomeFed Resources"), and HomeFed Communities, Inc., a California corporation ("HomeFed Communities"), with reference to the following facts:

            HomeFed, HomeFed Resources and HomeFed Communities are referred to herein as the "HomeFed Group." The HomeFed Group desires to retain Leucadia to provide certain services for the consideration and on the terms and conditions set forth in this Agreement.

            NOW, THEREFORE, the parties hereto agree as follows:

            1. Retention of Leucadia. As of the effective date of this Agreement, Leucadia is retained to provide the services described in this Agreement in consideration of the payment of the compensation described herein.

            2. Scope of Work. Leucadia shall provide the following limited administrative services required by the HomeFed Group in connection with the ongoing operation of its businesses, as well as any other services reasonably related thereto:

                  (a) Receive, deposit and withdraw certain funds received from the operations of the HomeFed Group;

                  (b) Establish and maintain books of account, using accounts and classifications consistent with generally accepted accounting practices;

                  (c) Prepare and deliver to the directors of each of the members of the HomeFed Group a quarterly unaudited statement of income and an unaudited balance sheet for each member of the HomeFed Group;

                  (d) Provide, to the extent possible and based upon available revenues, for the orderly payment of certain accounts payable and insurance premiums and certain other operating expenses incurred by a member of the HomeFed Group;




NYFS04...:\30\76830\0194\1901\AGR3229R.460

                  (e) Supervise the annual audit of the financial records of each member of the HomeFed Group; and

                  (f) Provide certain administrative services and support, including without limitation, the services of administrative and managerial personnel.

            3. Compensation. As compensation for the services provided under this Agreement, Leucadia shall be compensated during the term of this Agreement at an annual rate of $296,101, payable in monthly installments of $24,675 on the first day of each month. Payments will commence on the first day of the first month after the date of this Agreement and continue thereafter for the term of this Agreement. At the expiration of the initial 12- month period commencing on the date of this Agreement, Leucadia and each member of the HomeFed Group shall negotiate in good faith to determine the compensation to be paid to Leucadia under this Agreement for periods subsequent to such initial 12-month period.

            4. Term and Termination. The term of this agreement shall commence on the effective date set forth in the preamble to this Agreement and continue for a 36-month period thereafter. Prior to the expiration of the term, this Agreement may be terminated by a written agreement entered into among all of the parties hereto.

            5. Inspection Rights of HomeFed Group. During the term of this Agreement, each member of the HomeFed Group shall have the right to appoint a person (other than an employee or officer of Leucadia or any of its affiliates) who shall have the right to inspect at reasonable times and upon reasonable notice all books and records maintained by Leucadia pertaining to each member of the HomeFed Group.

            6. Relationship of Parties. The relationship of Leucadia to each member of the HomeFed Group shall be that of independent contractor and principal. This Agreement does not create an employer/employee relationship, or a partnership, joint venture or other agency relationship between the parties.

            7.    General Provisions.

                  7.1 Severability. Each provision of this Agreement shall be viewed as separate and divisible, and in the event any provision shall be held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall continue in full force and effect.

                  7.2 Waiver. The waiver by any party for a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach.

                  7.3 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Utah.

                  7.4 Assignment. No party hereto shall have the right to assign any of its rights, duties or obligations under this Agreement without the prior written consent of the other parties.

                  7.5 Notices. All notices and other communications under this agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served on the party to whom notice is to be given, or 72 hours after mailing, if mailed to the party to whom notice is to be given by first class mail, postage prepaid and properly addressed to the party at its address set forth on the signature page of this Agreement or any other address that such party may designate by written notice to the other parties.

                  7.6 Successors and Assigns. Subject to the restrictions on assignment set forth hereinabove, this Agreement shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of the parties hereto.

            IN WITNESS WHEREOF, this Agreement has been executed as of the date first hereinabove written.



                                        LEUCADIA FINANCIAL CORPORATION,
                                        a Utah corporation

                                        By:
                                            -----------------------------------
                                            Address: 529 East South Temple
                                                     Salt Lake City, UT  84102

                                  HOMEFED CORPORATION,
                                  a Delaware corporation

                                  By:
                                      ---------------------------------------
                                      Address: 529 East South Temple
                                               Salt Lake City, UT  84102


                                  HOMEFED RESOURCES CORPORATION,
                                  a California corporation

                                  By:
                                      ---------------------------------------
                                      Address: 529 East South Temple
                                               Salt Lake City, UT  84102


                                  HOMEFED COMMUNITIES, INC.,
                                  a California corporation

                                  By:
                                      ---------------------------------------
                                      Address: 529 East South Temple
                                               Salt Lake City, UT  84102